UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2011
SUMMIT HOTEL PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-35074 (Commission File Number)	27-2962512 (I.R.S. Employer Identification No.)
2701 South Minnesota Avenue, Suite 6
Sioux Falls, South Dakota 57105
(Address of Principal Executive Offices) (Zip Code)
(605) 361-9566
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 9, 2011, the Board of Directors of Summit Hotel Properties, Inc. (the “Company”) appointed Bjorn R. L. Hanson, David S. Kay, Thomas W. Storey and Wayne W. Wielgus as directors of the Company. Each of the appointees is independent in accordance with the applicable rules of the New York Stock Exchange. The four independent directors join Kerry W. Boekelheide, the Company’s Executive Chairman of the Board, and Daniel P. Hansen, the Company’s President and Chief Executive Officer, as members of the Board of Directors.
     The following table depicts the composition of the Company’s Audit, Compensation and Nominating and Corporate Governance Committees following the appointment of Messrs. Hanson, Kay, Storey and Wielgus to the Board of Directors:

Director	Audit	Compensation	Nominating and Corporate Governance

Bjorn R. L. Hanson	✓		✓
David S. Kay	✓(Chair)	✓
Thomas W. Storey		✓	✓(Chair)
Wayne W. Wielgus	✓	✓(Chair)	✓
     Biographical information regarding the Company’s independent directors appears under the caption “Management—Biographies of Our Directors, Director Nominees and Executive Officers” in the Company’s prospectus, dated February 8, 2010 (the “IPO Prospectus”), filed by the Company with the Securities and Exchange Commission on February 10, 2011 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”). Such biographical information is incorporated by reference herein. A summary of the material terms of the independent directors’ compensation appears in the IPO Prospectus under the caption “Management— Compensation of Directors” and is incorporated by reference herein.

Item 8.01.	Other Events.
     On February 8, 2011, the Company and Summit Hotel OP, LP (the “Operating Partnership”) entered into an underwriting agreement with Deutsche Bank Securities Inc., Robert W. Baird & Co. Incorporated and RBC Capital Markets, LLC, as representatives of the several underwriters, in connection with the issuance and sale by the Company to the several underwriters of 26,000,000 shares of common stock at the initial public offering price of $9.75 per share, less the underwriting discount. Pursuant to the underwriting agreement, the Company has also granted the underwriters a 30-day option to purchase up to 3,900,000 additional shares of common stock at the initial public offering price, less the underwriting discount, to cover over-allotments, if any.
     On February 14, 2011, the Company closed its initial public offering of 26,000,000 shares of common stock for aggregate gross proceeds of approximately $253.5 million before deducting the underwriting discount and expenses payable by the Company. In addition, the Company issued and sold in a concurrent private placement to Six Continents Limited, an affiliate of InterContinental Hotels Group (“IHG”), a total of 1,274,000 shares of common stock at a price of $9.0675 per share for additional proceeds of approximately $11.6 million.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.
	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: February 14, 2011		Vice President, General Counsel and Secretary